Exhibit 4.4

AMENDMENT TO RIGHTS AGREEMENT

THIS AMENDMENT TO RIGHTS AGREEMENT (“Amendment”), dated as of October 28, 2009, is between Cerus Corporation, a Delaware corporation (the “Company”), and Wells Fargo Bank, N.A. (the “Rights Agent”).

A. The Company entered into a Rights Agreement, dated as of November 3, 1999, with Norwest Bank Minnesota, N.A. (the “Original Rights Agreement”).

B. The Company and Wells Fargo Bank Minnesota, N.A. (formerly known as Norwest Bank Minnesota, N.A) entered into a Rights Agreement, dated as of August 6, 2001 (the “Amended Rights Agreement”), amending the Original Rights Agreement (the Original Rights Agreement, as amended by the Amended Rights Agreement, the “Rights Agreement”). (Wells Fargo Bank Minnesota, N.A. was incorrectly referred to as Wells Fargo Bank MN, N.A. throughout the Amended Rights Agreement.)

C. Subsequent to the date of the Amended Rights Agreement, Wells Fargo Bank Minnesota, N.A. was consolidated into Wells Fargo Bank, N.A., which thereby succeeded to the rights and duties of the “Rights Agent” under the Rights Agreement.

D. The Company and the Rights Agent now wish to further amend the Rights Agreement, as set forth herein.

Accordingly, in consideration of the premises and the mutual agreements herein set forth, the Rights Agreement is hereby amended as follows:

1.	The defined term “Acquiring Person” in Section 1 of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

“Acquiring Person” shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares then outstanding. Notwithstanding the foregoing, (A) the term Acquiring Person shall not include (i) the Company, (ii) any Subsidiary (as such term is hereinafter defined) of the Company, (iii) any employee benefit or compensation plan of the Company or any Subsidiary of the Company, or (iv) any entity holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan and (B) no Person shall become an “Acquiring Person” (x) as the result of an acquisition of Common Shares by the Company that, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares then outstanding; provided, however, that if a Person shall, following written notice from, or public disclosure by the Company of such share purchases by the Company, become the Beneficial Owner of any additional Common Shares without the prior consent of the

Company and shall then be the Beneficial Owner of more than 15% of the Common Shares then outstanding, then such Person shall be deemed to be an “Acquiring Person,” (y) as the result of the acquisition of Common Shares directly from the Company, provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares then outstanding by reason of share purchases directly from the Company and shall, after that date, become Beneficial Owner of any additional Common Shares without the prior written consent of the Company and shall then Beneficially Own more than 15% of the Common Shares then outstanding, then such Person shall be deemed to be an “Acquiring Person,” or (z) if the Board of Directors determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests, as promptly as practicable (as determined in good faith by the Board of Directors), following receipt of written notice from the Company of such event, of Beneficial Ownership of a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph (a), or, in the case of any Derivative Securities underlying a transaction entered into by such Person or otherwise acquired by such Person, such Person terminates such transaction or otherwise disposes of such Derivative Securities so that such Person would no longer be an Acquiring Person, then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement; provided, however, that if such Person shall again become the Beneficial Owner of 15% or more of the Common Shares then outstanding, such Person shall be deemed an “Acquiring Person,” subject to the exceptions set forth in this Section 1(a).

2.	Clause (iii) of the defined term “Beneficial Owner” in Section 1 of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

(iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B) hereof) or disposing of any securities of the Company; provided, however, an agreement, arrangement or understanding for purposes of this Section 1(c)(iii) shall not be deemed to include actions, including any agreement, arrangement or understanding, or statements by any member of the Board of Directors as of October 27, 2009 (the “Designated Date”), any subsequent directors of the Company (the “Successor Directors”) who have been nominated by a majority of directors who are directors as of the Designated Date or who are Successor Directors, or by any Person of whom such a director is an Affiliate or Associate; provided, however that this exception shall not apply to a particular Person or Persons if and to the extent that such Person or Persons, after the Designated Date, acquires Beneficial Ownership of more than an additional 5% of the then outstanding Common Shares of the Company unless (A) the shares are acquired directly from the Company or as part of an employee benefit or compensation plan of the Company or a subsidiary of the Company or (B) the Person establishes to the satisfaction of the Board of Directors that it is acting on its own behalf and not in concert with any other Person and will not, upon completion of any purchases, be the Beneficial Owner of 15% or more of the outstanding Common Shares; or

3.	A new clause (iv) is hereby added to the defined term “Beneficial Owner” in Section 1 of the Rights Agreement, to read in its entirety as follows:

(iv) that are Derivative Securities, provided that the number of Common Shares deemed Beneficially Owned as a result of such Derivative Securities shall equal the number of Common Shares that are synthetically owned pursuant to the derivative transactions underlying such Derivative Securities.

4.	The defined terms “Baxter”, “Baxter Benefit Plan” and “Excluded Stockholder” are hereby deleted from Section 1 of the Rights Agreement.

5.	A new defined term “Derivative Securities” is added to Section 1 of the Rights Agreement between the definitions of “Common Shares” and “Distribution Date”, to read as follows:

“Derivative Securities” shall mean securities underlying a derivative transaction entered into by a Person, or derivative securities acquired by a Person, which give such Person the economic equivalent of ownership of an amount of securities in the Company due to the fact that the value of the derivative transaction is explicitly determined by reference to the price or value of securities in the Company, without regard to whether (i) such derivative securities convey any voting rights in securities in the Company to such Person, (ii) such derivative securities are required to be, or capable of being, settled through delivery of securities in the Company, or (iii) such Person may have entered into other transactions that hedge the economic effect of such derivative securities.

6.	The defined term “Shares Acquisition Date” in Section 1 of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

“Shares Acquisition Date” shall mean the date 10 days following the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such; provided, however, that, if such Person is determined not to have become an Acquiring Person pursuant to clause (z) of Subsection 1(a)(B) hereof, then no Shares Acquisition Date shall be deemed to have occurred.

7.	The first two paragraphs of Section 3(c) of the Rights Agreement are hereby amended and restated to read in their entirety as follows:

(c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Cerus Corporation (the “Company”) and Wells Fargo Bank, N.A. (as successor to Wells Fargo Bank Minnesota, N.A., formerly known as Norwest Bank Minnesota, N.A.) as Rights Agent (the “Rights Agent”), dated as of November 3, 1999 and amended as of August 6, 2001, as further amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and certain related persons, whether currently held by or on behalf of such Person or by any subsequent holder, shall become null and void.

8.	Section 7(a) of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

(a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share (or such other number of shares or other securities) as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on October 27, 2019 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

9.	Section 7(b) of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

(b) The purchase price (the “Purchase Price”) for each one one-hundredth of a Preferred Share pursuant to the exercise of a Right shall be $30.00 and shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

10.	Section 8 of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. Subject to applicable law and regulation, the Rights Agent shall maintain (i) in a retrievable database electronic records or (ii) physical records of all Rights Certificates cancelled or destroyed by the Rights Agent. The Rights Agent shall maintain such electronic records or physical records for the time period required by applicable law and regulation. Upon written request of the Company (and at the expense of the Company), the Rights Agent shall provide to the Company or its designee copies of such electronic records or physical records relating to Rights Certificates cancelled or destroyed by the Rights Agent.

11.	All references to “Nasdaq National Market” in the Rights Agreement are hereby amended to read “Nasdaq Global Market”.

12.	All references to “Wells Fargo Bank MN, N.A.” in the Rights Agreement are hereby amended to read “Wells Fargo Bank, N.A.”.

13.	The reference to “Interested Person” in the first sentence of Section 13(a) of the Rights Agreement is hereby amended to read “Interested Stockholder”.

14.	Section 23(b)(ii) of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

(ii) In addition, the Board of Directors of the Company may, at its option, at any time after the time a Person becomes an Acquiring Person and after the expiration of any period during which the holder of Rights may exercise the rights under Section 11(a)(ii) hereof but prior to any event described in clause (x), clause (y) or clause (z) of the first sentence of Section 13 hereof, redeem all but not less than all of the then outstanding Rights at the Redemption Price (x) in connection with any merger, consolidation or sale or other transfer (in one transaction or in a series of related transactions) of assets or earning power aggregating 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) in which all holders of Common Shares are treated alike and not involving (other than as a holder of Common Shares being treated like all other such holders) an Interested Stockholder or a Transaction Person or (y)(A) if and for so long as the Acquiring Person is not thereafter the Beneficial Owner of 15% or more of the then outstanding Common Shares, and (B) at the time of redemption no other Persons are Acquiring Persons.

15.	The word “on”, appearing between the words “occurrence” and “the” in the fourth sentence of Section 24(c) of the Rights Agreement, is hereby replaced by the word “of”.

16.	Exhibit B to the Rights Agreement is hereby amended and restated to read in its entirety as set forth in Exhibit B to this Amendment.

17.	Exhibit C to the Rights Agreement is hereby amended and restated to read in its entirety as set forth in Exhibit C to this Amendment.

18.	Except as amended pursuant to this Amendment, the Rights Agreement shall remain in force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties to this Amendment have caused this Amendment to be duly executed, all as of the day and year first above written.

ATTEST:	CERUS CORPORATION

/s/ Howard G. Ervin	/s/ Claes Glassell
Howard G. Ervin Vice President, Legal Affairs	Claes Glassell President and Chief Executive Officer

ATTEST:		WELLS FARGO BANK, N.A.

By:	/s/ Susan J. Roeder	By:	/s/ Patti A. Boyd
Name:	Susan J. Roeder	Name:	Patti A. Boyd
Title:	Assistant Secretary	Title:	Assistant Vice President

Exhibit B

FORM OF RIGHT CERTIFICATE

(Exhibit B to Rights Agreement)

Certificate No. R-	Rights

NOT EXERCISABLE AFTER OCTOBER 27, 2019 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

RIGHT CERTIFICATE

CERUS CORPORATION

This certifies that                      or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of November 3, 1999 and amended as of August 6, 2001, as further amended from time to time (the “Rights Agreement”), between CERUS CORPORATION, a Delaware corporation (the “Company”), and WELLS FARGO BANK, N.A. (as successor to WELLS FARGO BANK MINNESOTA, N.A., formerly known as NORWEST BANK MINNESOTA, N.A.) (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., Pacific Time, on October 27, 2019 at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series C Junior Participating Preferred Stock, par value $.001 per share (the “Preferred Shares”), of the Company, at a purchase price of $30.00 per one one-hundredth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of October 27, 2009, based on the Preferred Shares as constituted at such date.

From and after the time any Person becomes an Acquiring Person (as such terms are defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee after the Acquiring Person becomes such, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, such Rights shall become null and void without any further action and no holder hereof shall have any right with respect to such Rights from and after the time any Person becomes an Acquiring Person.

As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, as amended from time to time, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.001 per Right or (ii) may be exchanged in whole or in part for shares of the Company’s Common Stock, par value $.001 per share, or, upon circumstances set forth in the Rights Agreement, cash, property or other securities of the Company, including fractions of a share of Preferred Stock.

No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of             .

ATTEST:	CERUS CORPORATION

[Signing Company Secretary’s Name] [Title]	[Officer’s Name] [Title]

COUNTERSIGNED:

WELLS FARGO BANK, N.A.

(successor to WELLS FARGO BANK MINNESOTA, N.A., formerly known as NORWEST

BANK MINNESOTA, N.A.)

as Rights Agent

By:
[Authorized Signature]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED                                  hereby sells, assigns and transfers unto

(Please print name and address of transferee)

                                                                                                                                                                                                     this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                      Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature

SIGNATURE GUARANTEED:

Signatures must be guaranteed by a member or participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program.

The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person, an Interested Stockholder or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement); and (2) after due inquiry and to the best of the knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person, an Interested Stockholder, or an Affiliate or Associate thereof.

Signature

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise

Rights represented by the Right Certificate.)

To	Wells Fargo Bank, N.A.:

The undersigned hereby irrevocably elects to exercise                                  Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security

or other identifying number:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security

or other identifying number:

(Please print name and address)

Dated:

Signature

SIGNATURE GUARANTEED:

Signatures must be guaranteed by a member or participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program.

The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not beneficially owned by nor are they being exercised on behalf of an Acquiring Person, an Interested Stockholder or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement); and (2) after due inquiry and to the best of the knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person, an Interested Stockholder, or an Affiliate or Associate thereof.

Signature

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

Exhibit C

CERUS CORPORATION

SUMMARY OF RIGHTS TO PURCHASE

PREFERRED SHARES

(Exhibit C to Rights Plan)

On November 3, 1999, the Board of Directors of CERUS CORPORATION (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $.001 per share (the “Common Shares”), of the Company. The dividend was effective as of November 23, 1999 (the “Record Date”) with respect to the stockholders of record on that date. The Rights will also attach to new Common Shares issued after the Record Date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series C Junior Participating Preferred Stock, par value $.001 per share (the “Preferred Shares”), of the Company at a price of $30.00 per one one-hundredth of a Preferred Share (the “Purchase Price”), subject to adjustment. Each Preferred Share is designed to be the economic equivalent of 100 Common Shares. The description and terms of the Rights are set forth in a Rights Agreement dated as of November 3, 1999 and amended as of August 6, 2001, as further amended from time to time (the “Rights Agreement”), between the Company and Wells Fargo Bank, N.A. (as successor to Wells Fargo Bank Minnesota, N.A., formerly known as Norwest Bank Minnesota, N.A.) (the “Rights Agent”).

DETACHMENT AND TRANSFER OF RIGHTS

Initially, the Rights will be evidenced by the stock certificates representing Common Shares then outstanding, and no separate Right Certificates will be distributed. Until the earlier to occur of (i) 10 days after a public announcement that a person or group of affiliated or associated persons, has become an “Acquiring Person” (as such term is defined in the Rights Agreement) or (ii) 10 business days (or such later date as the Board may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer which would result in the beneficial ownership by an Acquiring Person of 15% or more of the outstanding Common Shares (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate. In general, an “Acquiring Person” is a person, the affiliates or associates of such person, or a group, which has acquired beneficial ownership of 15% or more of the outstanding Common Shares, provided however, that generally, under the Rights Agreement, an “Acquiring Person” does not include (i) the Company, (ii) a subsidiary of the Company, (iii) any employee benefit or compensation plan of the Company or (iv) any entity holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan. In addition, except under limited circumstances, no person or entity will become an Acquiring Person as the result of the acquisition of Common Shares by the Company that, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person or entity to 15% or more of the Common Shares then outstanding. Further, except under certain circumstances, no person will become an Acquiring Person due to the acquisition of Common Shares directly from the Company.

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferable with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights) the surrender or transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

EXERCISABILITY OF RIGHTS

The Rights are not exercisable until the Distribution Date. The Rights will expire on October 27, 2019 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable or payable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution. The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares, or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

TERMS OF PREFERRED SHARES

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per

Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share. The Preferred Shares would rank junior to any other series of the Company’s preferred stock.

TRIGGER OF FLIP-IN AND FLIP-OVER RIGHTS

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person or any affiliate or associate thereof (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right. This right will commence on the date 10 days following public announcement that a person has become an Acquiring Person (or the effective date of a registration statement relating to distribution of the rights, if later) and terminate 60 days later (subject to adjustment in the event exercise of the rights is enjoined). At the time the rights flip in, they no longer represent the right to purchase Preferred Shares.

In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, its affiliates or associates or certain other persons in which such persons have an interest, proper provision will be made so that each such holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

REDEMPTION AND EXCHANGE OF RIGHTS

At any time prior to the earliest of (i) the close of business on the day of the first public announcement that a person has become an Acquiring Person, or (ii) the Final Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the “Redemption Price”). In general, the redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

At any time after any Person becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or, under circumstances set forth in the Rights Agreement, cash, property or other securities of the Company, including fractions of a

Preferred Share (or of a share of a class or series of the Company’s preferred stock having equivalent designations and the powers, preferences and rights, and the qualifications, limitations and restrictions), per Right (with value equal to such Common Shares).

AMENDMENT OF RIGHTS

The terms of the Rights generally may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after such time as the Rights are distributed no such amendment may adversely affect the interests of the holders of the Rights (excluding the interest of any Acquiring Person).

ADDITIONAL INFORMATION

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Quarterly Report on Form 10-Q, filed on August 10, 2009, for the quarterly period ended June 30, 2009. An amendment to the Rights Agreement was filed as an Exhibit to a Current Report on Form 8-K filed on October 30, 2009. A copy of the Rights Agreement is available from the Company by writing to: Cerus Corporation, 2411 Stanwell Drive, Concord, CA 94520, Attention: Corporate Secretary. This summary description of the Rights is not intended to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

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